UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report: January 29, 2008

(Date of earliest event reported)

AKAMAI TECHNOLOGIES, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-27275	04-3432319
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8 Cambridge Center, Cambridge, Massachusetts 02142

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (617) 444-3000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(e)

I.	2008 Executive Compensation

On January 29, 2008, the Compensation Committee (the “Compensation Committee”) of the Board of Directors of Akamai Technologies, Inc. (“Akamai,” the “Company,” or the “Registrant”) adopted cash and equity compensation programs for 2008 for the following executive officers: Paul Sagan, Chief Executive Officer; Melanie Haratunian, Senior Vice President and General Counsel; Robert Hughes, Executive Vice President – Global Sales, Services & Marketing; and J. Donald Sherman, Chief Financial Officer (collectively, the “Executives”).

Each of the cash incentive components of the 2008 compensation program provides for an annual base salary and a cash bonus, the amount of such bonus to be determined based upon the achievement of certain pre-determined individual and corporate performance objectives. Specifically, each Executive’s cash bonus is weighted as follows: 80% based on Akamai achievement of revenue and normalized earnings per share targets for fiscal year 2008 and 20% based on achievement of individual or departmental performance goals. Akamai defines “normalized earnings per share” as earnings per share excluding amortization of intangible assets, equity-related compensation, restructuring charges and benefits, certain gains and losses on equity investments, loss on early extinguishment of debt, utilization of tax NOLs/credits, release of deferred tax asset valuation allowance and similar items excluded in determining normalized earnings per share in issuing its earnings announcement for fiscal year 2008. Such individual or departmental performance goals reflect the expected executive’s contribution to the Company’s strategic goals. For Mr. Sagan, the target cash bonus is equal to 150% of his base salary of $525,000, and the maximum and cash bonus is equal to 270% of his base salary. For Ms. Haratunian, the target cash bonus is equal to 50% of her base salary of $325,000, and the maximum cash bonus is equal to 90% of her base salary. For Mr. Hughes, the target cash bonus is equal to 125% of his base salary of $415,000, and the maximum cash bonus is equal to 225% of his base salary. For Mr. Sherman, the target cash bonus is equal to 75% of his base salary of $415,000, and the maximum cash bonus is equal to 135% of his base salary.

Each Executive was also granted stock options and Restricted Stock Units (“RSUs”) under the 2008 compensation program as follows:

Name	Number of Shares of Akamai Common Stock Underlying Options	Base Restricted Stock Units	Performance-Based Restricted Stock Units (maximum deliverable)
Paul Sagan	56,000	57,500	28,750
Melanie Haratunian	12,500	12,500	6,250
Robert W. Hughes	20,000	20,000	10,000
J. Donald Sherman	20,000	20,000	10,000

The options will have an effective date of the second day following the Company’s release of financial results for fiscal year 2007; the effective date is expected to be February 8, 2008. The exercise price for the options will be equal to the closing sale price of Akamai’s common stock as reported on the Nasdaq Global Select Market on the effective date. The options will vest in accordance with the following schedule: 25% vest on the first anniversary of the effective date and the remaining 75% vest in equal quarterly installments of 6.25% thereafter, subject to continued employment. Options are subject to the terms of the Company’s standard form of incentive stock option agreement previously filed on August 20, 1999 with the Securities and Exchange Commission. These are options are referred to as the “Four Year Vesting Options.”

Each RSU represents the right to receive one share of Akamai common stock upon vesting. Base RSUs vest in 33% annual installments on the second business day following the date on which the Company releases its financial results for the preceding fiscal year only if the Company achieved an enumerated revenue target during such preceding fiscal year. Performance-Based RSUs will only vest to the extent that the Company exceeds specified cumulative revenue and normalized earnings per share targets for fiscal years 2008, 2009 and 2010. The maximum number of performance-based RSUs that may vest is equal to 50% of the number of base RSUs granted on the same date; such maximum vesting would only occur if the Company meets or exceeds 105% of both its cumulative revenue and earnings per share targets for fiscal years 2008, 2009 and 2010. No performance-based RSUs will vest if the Company fails to exceed the applicable targets. If the Company’s cumulative revenue and/or earnings per share results for the applicable years is between 100% and 105% of the targets, the Executive would receive between zero RSUs and the maximum deliverable amount set forth above. In addition, vesting of the RSUs is subject to continued employment. The foregoing description of the RSUs is qualified in its entirety by the text of the RSU agreement, the form of each of which was included as an exhibit to Akamai’s Current Report on Form 10-K filed with the Commission on January 22, 2007.

Mr. Hughes was granted an additional option to purchase 30,000 shares of the Company’s common stock. The options will have an effective date of the second day following the Company’s release of financial results for fiscal year 2007; the effective date is expected to be February 8, 2008. The exercise price for the options will be equal to the closing sale price of Akamai’s common stock as reported on the Nasdaq Global Select Market on the effective date. The options will vest in accordance with the following schedule: 33% vest on each of the second, third and fourth anniversary of the effective date, subject to continued employment.

On January 29, 2008, Chris Schoettle, the Company’s Executive Vice President – Site Acceleration and a named executive officer for whom executive compensation disclosure was required in our most recent proxy statement, was granted 10,000 Four Year Vesting Options, the material terms of which are described above. It is expected that, in February 2008, Mr. Schoettle will be granted RSUs with vesting provisions consistent with those applicable to the RSUs granted to the Executives. Mr. Schoettle’s base salary for 2008 is $315,000, and he has the opportunity to earn a bonus of $210,000. Mr. Schoettle’s bonus will be determined based on the same factors used to determine the Executives’ bonuses.

II.	Adoption of New Director Compensation Plan

On January 29, 2008, the Compensation Committee approved an amended compensation plan for Akamai’s Executive Chairman of the Board and the non-employee members of the Company’s Board of Directors. The new compensation plan is summarized as follows:

The Executive Chairman of the Board of Directors and the non-employee directors of Akamai are entitled to annual compensation of $250,000, of which $50,000 is paid in cash and $200,000 is paid in deferred stock units (“DSUs”) representing the right to acquire shares of Akamai common stock. The number of DSUs issued is based on the fair market value of Akamai’s common stock on the date of issuance, which is the date of its annual stockholders meeting. For so long as the person remains a director, DSUs will vest over a two-year period with 50% vesting on the first anniversary of the date of grant and the remainder vesting in equal quarterly installments of 12.5% each. In addition, Akamai’s Executive Chairman and its Lead Director are entitled to $40,000 of additional compensation, of which $20,000 is paid in cash and $20,000 is paid in DSUs. Chairs of the Audit Committee and the Compensation Committee are entitled to $25,000 in additional compensation, of which $5,000 in paid in cash and $20,000 is paid in DSUs. The Chair of the Nominating and Corporate Governance Committee is entitled to $10,000 of additional compensation, of which $5,000 is paid in cash and $5,000 is paid in DSUs. Each non-employee director is eligible to receive options to purchase shares of common stock with a fair value of $400,000 when he or she joins the Board of Directors; the number of shares is determined based on the fair market value on the date of grant, which occurs at the first Compensation Committee following the date on which the director joins the Board or on such date if a Compensation Committee meeting is then held. The options will vest in accordance with the following schedule: 25% vest on the first anniversary of the effective date and the remaining 75% vest in equal quarterly installments of 6.25% thereafter, subject to continued service as a director. Akamai also reimburses directors for reasonable out-of-pocket expenses incurred in attending meetings of the Board of Directors.

III.	Amendment to Employment Arrangements

On January 29, 2008, the Compensation Committee approved an amendment to the employment agreement of Mr. Sagan. Under the terms of the amendment, if in the event of a change in control of Akamai (as defined in Mr. Sagan’s employment agreement, dated January 4, 2005, which was previously filed as an exhibit to Akamai’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 16, 2005, and the amendment thereto, dated August 9, 2006, which was previously filed as an exhibit to Akamai’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on November 9, 2006), it is determined that any payment or distribution, or any acceleration of vesting of any benefit or award, by the Company or its affiliated companies to or for Mr. Sagan’s benefit,which would be subject to Section 280G of the Internal Revenue Code (the “Code”) and/or would be subject to the excise tax imposed by Section 4999 of the Code, or would result in any interest or penalties being incurred by Mr. Sagan with respect to such excise tax (such excise tax, together with any such interest and penalties, are hereinafter collectively referred to as the “Excise Tax”), then Mr. Sagan shall be entitled to receive a payment not to exceed $5 million (a “Gross-Up Payment”) such that after payment by Mr. Sagan of all taxes imposed upon the Gross-Up Payment and any interest or penalties imposed with respect to such taxes, Mr. Sagan retain an amount of the Gross-Up Payment equal to the sum of: (a) the Excise Tax; and (b) the product of any deductions disallowed because of the inclusion of the Gross-Up Payment in his adjusted gross income and the highest applicable marginal rate of federal income taxation for the calendar year in which the Gross-Up Payment is to be made.

On January 29, 2008, the Compensation Committee approved entering into an agreement with Chris Schoettle, one of the Registrant’s named executive officers in its most recently filed Proxy Statement, to extend the benefits of the Company’s Executive Severance Pay Plan to him through the remainder of 2008. The Company’s Executive Severance Pay Plan was filed as an exhibit to our Quarterly Report on Form 10-Q filed with the Commission on August 9, 2006.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits

None

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 1, 2008	AKAMAI TECHNOLOGIES, INC.

	By:	/s/ Melanie Haratunian
Melanie Haratunian, General Counsel

EXHIBIT INDEX

None